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                                                                   EXHIBIT 10-32

                              AMENDMENT NUMBER ONE
                                     TO THE
                               EXELON CORPORATION
                     SUPPLEMENTAL MANAGEMENT RETIREMENT PLAN

            The Exelon Corporation Supplemental Management Retirement Plan (formerly the Commonwealth Edison Company Supplemental Management Retirement
Plan) (the "Supplemental Plan") is hereby amended in the following respects:

            Article V of the Supplemental Plan is amended, effective with respect to Participants who terminate employment with the Company and its affiliates on or after December 1, 2001, by adding the following text immediately following Section 5.5 thereof:

            5.6 Gross-Up Payment for Certain State Income Taxes. In the event it shall be determined that any payment to a Participant or beneficiary pursuant to the terms of this Supplemental Plan that would have been paid under a Qualified Plan but for the Limitations (a "Payment") is subject to state income tax, but that such Payment would not be subject to state income tax if it were paid under such Qualified Plan, then such Participant or beneficiary shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment of all related federal and state income taxes, the Participant or beneficiary retains an amount of the Gross-Up Payment equal to the state income tax imposed upon the Payment. All determinations under this Section 5.6, including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the Committee in its sole discretion. The Committee may, but need not, employ a certified public accountant (which may be the Company's public accounting firm) to assist the Committee in any such determination.

Executed this ____ day of ___________, 2001.

EXELON CORPORATION


By: _______________________________
    S. Gary Snodgrass
    Senior Vice President and
    Chief Human Resources Officer